Exhibit 3.15

Articles of Incorporation (PURSUANT TO NRS 78) STATE OF NEVADA Secretary of State	Filing fee: Receipt #:

(For filing office use) C14870-98	(For filing office use)

IMPORTANT: Read instructions on reverse side before completing this form.

TYPE OR PRINT (BLACK INK ONLY)

NAME OF CORPORATION: PCS Licenses, Inc.

RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent: Griffin Corporate Services

Street Address: 1325 Airmotive Way, #130 Reno 89502
Street No. Street Name City Zip

SHARES: (number of shares the corporation is authorized to issue)

Number of shares with par value: 1,000 Par value: $1.00 Number of shares without par value:

GOVERNING BOARD: shall be styled as (check one): ☒ Directors ☐ Trustees

The FIRST BOARD OF DIRECTORS shall consist of 3 members and the names and addresses are as follows (attach additional pages if necessary)

Donald R. Kaufman	124 E. Main St.,	Ephrata, PA 17522
Name	Address	City/State/Zip

Janice C. George	1325 Airmotive Way, #130,	Reno, NV 89502
Name	Address	City/State/Zip

Robert L. Quaranta	124 E. Main St.,	Ephrata, PA 17522
Name	Address	City/State/Zip

PURPOSE (optional–see reverse side): The purpose of the corporation shall be: ___________________________________________________________________________________________________________

OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached .

SIGNATURES OF INCORPORATORS: The names and address of each of the incorporators signing the articles: (Signatures must be registered) (Attach additional pages if there are more than the incorporators.)

Janice C. George
Name (print)	Name (print)

1325 Airmotive Way, #130, Reno, NV 89502
Address City/State/Zip	Address City/State/Zip

/s/ Janice C. George
Signature	Signature

State of Nevada County of Washoe	State of County of

This instrument was acknowledged before me on 6/23, 1998, by	This instrument was acknowledged before me on

_________________________________________, 19__, by

Janice C. George

Name of Person	Name of Person

as incorporator	as incorporator
of PCS Licenses, Inc.	of _______________________________________________
(name of party on behalf of whom instrument was executed)	(name of party on behalf of whom instrument was executed)

/s/ J.T. Wood
Notary Public Signature	Notary Public Signature
{Notary Public Seal}
(affix notary stamp or seal)	(affix notary stamp or seal)

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF REGISTERED AGENT
hereby accept appointment as Resident Agent for the above named corporation.

/s/ Janice C. George on behalf of Griffin Corp.	6/23/98
Signature of Resident Agent	Date